UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2008

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50888 (Commission File Number)	46-0510685 (I.R.S. Employer Identification No.)

6075 Longbow Drive, Suite 200
Boulder, Colorado 80301
(Address and telephone number of principal executive offices) (Zip Code)

(303) 444-7755
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2008, AeroGrow International, Inc. (“AeroGrow,” or the “Company”) announced the appointment of H. MacGregor (Greg) Clarke as its Chief Financial Officer.  The material terms and conditions of Mr. Clarke’s appointment are reported under Item 5.02 and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2008, AeroGrow announced the appointment of H. MacGregor (Greg) Clarke as its Chief Financial Officer ("CFO").  Mr. Clarke is replacing Mitchell B. Rubin, the Company’s prior CFO, effective as of May 23, 2008.

Mr. Clarke has an extensive background in finance, operations and strategy, as well as consumer product experience, having served as President, CEO and CFO at a number of high-growth companies in his career.  Most recently, Mr. Clarke was CEO (and previously CFO) of Ankmar, LLC, a private equity-owned, nationwide garage door manufacturer, distributor and installer.  Previously, he served as an operating group CFO, then Vice President and General Manager for Johns Manville Corporation, a $2.2 billion building materials subsidiary of Berkshire Hathaway Inc.  There, he was responsible for all operations and financial performance for the Building Insulation Division.  Mr. Clarke also served as Vice President, Corporate Treasurer and International Division CFO for The Coleman Company, Inc. during a period of substantial top-line growth.  Prior to Coleman, Mr. Clarke was with PepsiCo, Inc. for over nine years and served in a range of financial roles, including Director, Corporate Strategic Planning.

Pursuant to an offer letter by the Company dated May 21, 2008, agreed to and accepted by Mr. Clarke, Mr. Clarke’s employment as CFO commenced on May 23, 2008, and is on an at-will basis.  Mr. Clarke’s initial base salary is $200,000 per year.  Mr. Clarke will receive an annual cash bonus in an amount equal to 1.5% of the EBITDA of the Company.  Further, Mr. Clarke will be granted options to purchase 150,000 shares of the Company’s common stock, of which 30,000 will be granted on June 1, 2008, the next 60,000 on July 1, 2008 and the final 60,000 on October 1, 2008.  The options will vest in increments of 30,000 options on each of June 1, 2008, December 1, 2008, June 1, 2009, December 1, 2009 and June 1, 2010.  Mr. Clarke will be entitled to participate in and receive benefits under any and all of the Company’s available employee and senior team member benefit plans and programs.  Mr. Clarke will also receive $750 per month as a car allowance.  In the event of his termination without cause, Mr. Clarke is eligible for a severance package of twelve months of full salary and benefits continuation and a pro rated portion of his annual cash bonus.

Other than his compensation arrangements relative to his employment, the Company is not aware of any transactions or any proposed transactions in which the Company or any of its subsidiaries was or is to be a participant, and in which Mr. Clarke or any member of his immediate family had, or will have, a direct or indirect material interest. Mr. Clarke has no family relationships with any director or executive officer of the Company.

Item 7.01   Regulation FD Disclosure

The Company issued a press release on May 27, 2008, announcing the appointment of Greg Clarke as its CFO.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
10.1	Letter Agreement between AeroGrow International, Inc. and H. MacGregor (Greg) Clarke, dated May 21, 2008
99.1	Press Release dated May 27, 2008 entitled “AeroGrow Appoints New Chief Financial Officer”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROGROW INTERNATIONAL, INC. a Nevada corporation

Dated: May 28, 2008	/s/ Jervis B. Perkins
Jervis B. Perkins
President and Chief Executive Officer